Long-Term Incentive Plan
Attachment to Plan Document Dated as of September 1, 1999

This sets forth the CBRL Group, Inc. Long Term Incentive Plan as of September 1, 1999.

The Long-Term Incentive Plan has 3 components:
o        Annual Stock Option Grant
o        Targeted Performance Cash Award
o        Special Non-Qualified Stock Option Grant

The annual stock option grant provides 70% of the Long Term Incentive (LTI) compensation, while the Targeted Performance Cash Award and the Special Non-Qualified Stock Option Grant comprise 30% of the program compensation. The Cash Award can decrease, but it has no upside potential. The Special Non-Qualified Stock Option Grant provides the upside performance reward potential.

Plan
Duration:           The duration of the program is 5 years beginning with FY
                    2000 (July 31, 1999) and concluding at the end of FY 2004
                    (July 31, 2004).

Eligible
Employees:          Eligible employees are all corporate officers at CBRL Group,
                    Inc., and all officers at the level of Vice President and above at Cracker Barrel Old Country Store, Inc. and at
                    Logan's Roadhouse, Inc.

Percentage
Award: An eligible officer will receive an award percentage that is determined by his or her officer level within the company (the "Percentage Award" or "LTI%"). The LTI target award will be the officer's base salary multiplied by that percentage. Part of the LTI target award compensation (70%) will be granted as Annual Stock Options and part (30%) will be a lump sum Targeted Performance Cash Award opportunity. Each eligible officer will also be eligible for an additional Special Non-Qualified Stock Option Grant. The size of the Cash Award will determine the amount of the additional Special Non-Qualified Option Grant.

A.       ANNUAL STOCK OPTION GRANT

Annual Stock
Option Grant:       The company historically has granted stock options to
                    eligible employees annually. We anticipate continuing this practice going forward. An annual stock option grant will be awarded based on the provisions of the CBRL Group, Inc.
                    Amended and Restated Stock Option Plan. The annual stock option grant makes up 70% of the LTI target award compensation.

Calculation
Of Grant:           The individual stock option grant will be determined based on each participant's base salary and officer level. The company will follow an appropriate widely-used compensation methodology and calculation (such as Black-Scholes, for example) to arrive at the Stock Option Price Adjustment
                    Factor. For purpose of our examples, assume that this factor is 40%. The Exercise Price of the annual stock options will be the regular session closing priceof the stock on the most recent trading day preceding the date of grant.

Vesting
Period: These options typically vest over 3 years and, generally, remain in effect until exercised or 10 years from the grant date, whichever date is earlier, all subject to the specific terms and conditions of each grant.

Annual Grant
Formula:            Number of Options granted =(Annual Salary) x (LTI %) x (70%)
                                               ---------------------------------
                                                (stock Exercise Price) x (40%)


B.       TARGETED PERFORMANCE CASH AWARD

Cash
Award: Eligible employees receive a one time Targeted Performance Cash Award amount based on their LTI target award. The LTI target award amount is a percentage of salary based on the employee's job and officer level in the organization (the "LTI %") at the date the award is granted. The Targeted Performance Cash Award is 30% of the LTI target award. The Targeted Performance Cash Award is "front-loaded" for the next 5 years, thus, the total amount represents compensation for 5 years of service. Officers who join the plan after the original award date will have their award pro-rated to reflect the time remaining in the award period. The purpose of these adjustments is to ensure that all participants are on a level economic playing field. These Targeted Performance Cash Award grants will "cliff vest" at the end of FY 2004 (July 31, 2004) but could vest sooner if certain specified performance goals are achieved. The Targeted Performance Cash Award amount granted cannot increase. It can decrease if the company stock price is below certain pre-established levels at the close of business on the vesting date.

Adjustments:        After the  beginning of the LTI program,  for those hired in or promoted to a position qualifying for LTI, the company will adjust the award period to reflect the expected time in position during the remaining LTI period. The adjustment factor (the years remaining in the LTI plan) is multiplied by the Targeted Annual Dollar Value of Cash Award. The net result of this calculation is the Adjusted Targeted
                    Performance Cash Award. The specified Cash Award is the maximum amount you can realize at the time the award vests, and if the stock price drops below what it was at the time of the award, the specified Cash Award will be adjusted lower to reflect that drop.

Basic Grant
Formula: (Annual Salary) x (LTI %) x (30%) = Targeted Annual Dollar Value of Cash Award

5-Year
Cash Award:         (Annual Salary) x (LTI%) x (30%) x (5 yrs) = Targeted
                    Performance Cash Award

                    The pro-ration factor was 1 for the initial grant. Those who entered the program after the initial grant date will have a pro-ration factor based on the time remaining in the program. For example, if 40 months are left in the program the pro-ration factor will be 40/60.

Adjusted
Cash Award:         (Annual Salary) x (LTI%) x (30%) x (5 yrs) x
                    (remaining mos / 60 mos) = Adjusted Targeted Performance
                    Cash Award

Vesting
Period: The 5-year or adjusted Cash Award will "cliff vest" at the end of FY 2004 (July 31, 2004). The vesting period could be accelerated to the end of FY 2002 or FY 2003 if certain specified cumulative performance goals are achieved. The amount of the award will be reduced pro-rata if the stock price on the vesting date is below the award price (for initial awards, $13.0625 - the closing price on October 27, 1999 - the day prior to the date of implementation of the LTI plan).

Actual
Payment: If the cumulative goals are achieved such that the Targeted Performance Cash Award vests early (in either 3 or 4 years) the full value (the originally stated amount) of the Cash Award grant will be paid. If vesting is in 5 years, the full amount will only be paid if the stock price is $13.0625 (or the specified price for plan awards made subsequent to the initial award under the plan) or higher. If the stock price is then lower than $13.0625 (or the specified price for plan awards made subsequent to the initial award under the plan), the cash payment will be prorated based on the differential. For example, for an initial award, if the stock price on the last day of FY 2004 is $30.00, the full Cash Award amount will be paid. However, if the stock price is $12.00 on that date, the Cash Award will be paid at 92% (12.00/13.0625) of the grant amount.

Performance
Criteria for
Accelerated
Vesting: CBRL participants have a goal based on Total Shareholder Return in relation to the Stock Performance Graph of Peer Composite performance over the period, as provided by the Nasdaq Stock Market. On a cumulative basis, measured from the last day of fiscal year 1999 (July 30, 1999), CBRL must exceed the annual Total Return Index performance of the Nasdaq - listed eating and drinking places composite peer group (SIC Code 58xx) (the "Goal Index") as reported by the Nasdaq Stock Market as of the end of each measurement fiscal year as follows: at the end of the 3rd LTI plan year, CBRL must exceed the Goal Index by 20% or more, at the end of the 4th LTI plan year, CBRL must exceed the Goal Index by 10% or more.

                    Cracker Barrel Old Country Store and Logan's Roadhouse participants have goals based on their cumulative Operating Income growth. On a cumulative basis, Cracker Barrel Old Country Store must meet or exceed its annual financial plan Operating Income goal. On a cumulative basis, Logan's Roadhouse must meet or exceed its annual financial plan Operating Income goal. The cumulative basis in both these cases will reflect the cumulative effects of annual full-year variances, favorable and unfavorable, from the applicable financial plan, beginning with fiscal year 2000.

                    Operating performance will be evaluated at the end of the third year (fiscal 2002) for each covered company. If the cumulative third-year goal (exceeding the stated target by 20%) has not been achieved in the third year, operating performance will be reviewed again at the end of the fourth year (fiscal 2003). If the cumulative fourth-year goal (exceeding target by 10%) is not achieved in the fourth year, the cash award will not vest early. In that case, the award will vest at the end of the fifth year (fiscal 2004) of the program.

                    The specific performance goal program was established at the July 1999 meeting of the Board of Directors.

                    In all cases, there are no performance criteria as conditions for the vesting of the award at the end of FY 2004. If not vested earlier, all LTI awards to participants who are otherwise qualified at that time, will then automatically vest.

C.       SPECIAL NON-QUALIFIED STOCK OPTION GRANT

Non-Qualified
Stock Option
Grant: Since the cash award amount does not increase over time, the Special Non-Qualified Stock Options provide a vehicle to reward long-term performance that actually increases Total Shareholder Value. The number of options granted is determined by dividing each employee's specified Targeted Performance Cash Award by the stock Exercise Price. The Exercise Price of these special stock options will be the regular session closing price of CBRL stock on the most recent trading day preceding the date of grant. The vesting schedule is identical to the Cash Award vesting schedule. These options must be exercised within 6 months of the date they vest.

5-Year Grant
Formula:            (Annual Salary) x (LTI %) x (30%) x (5 years)  =  Number of
                    ---------------------------------------------
                               stock Exercise Price                    Options

Adjusted Grant
Formula:            (Annual Salary) x (LTI %) x (30%) x (5 years)
                       x (remaining mos/60)                        =  Number
                    ---------------------------------------------
                             stock Exercise Price                   of Options

Vesting
Period: Like the cash award, this option award will "cliff vest" at the end of FY 2004 (July 31, 2004). The vesting period could be accelerated to the end of FY 2002 or FY 2003 if certain specified performance goals are achieved.

Performance
Criteria for
Accelerated
Vesting: CBRL participants have a goal based on Total Shareholder Return in relation to the Stock Performance Graph of Peer Composite performance over the period, as provided by the Nasdaq Stock Market. On a cumulative basis, measured from the last day of fiscal year 1999 (July 30, 1999), CBRL must exceed the annual Total Return Index performance of the Nasdaq - listed eating and drinking places composite peer group (SIC Code 58xx) (the "Goal Index") as reported by the Nasdaq Stock Market as of the end of each measurement fiscal year as follows: at the end of the 3rd LTI plan year, CBRL must exceed the Goal Index by 20% or more, at the end of the 4th LTI plan year, CBRL must exceed the Goal Index by 10% or more.

                    Cracker Barrel Old Country Store and Logan's Roadhouse participants have goals based on their cumulative Operating Income growth. On a cumulative basis, Cracker Barrel Old Country Store must meet or exceed its annual financial plan Operating Income goal. On a cumulative basis, Logan's Roadhouse must meet or exceed its annual financial plan Operating Income goal. The cumulative basis in both these cases will reflect the cumulative effects of annual full-year variances, favorable and unfavorable, from the applicable financial plan, beginning with fiscal year 2000.

                    Operating performance will be evaluated at the end of the third year (fiscal 2002) for each covered company. If the cumulative third-year goal (exceeding the stated target by 20%) has not been achieved in the third year, operating performance will be reviewed again at the end of the fourth year (fiscal 2003). If the cumulative fourth-year goal (exceeding target by 10%) is not achieved in the fourth year, the cash award will not vest early. In that case, the award will vest at the end of the fifth year (fiscal 2004) of the program.

                    The specific performance goal program was established at the July 1999 meeting of the Board of Directors.

                    In all cases, there are no performance criteria as conditions for the vesting of the award at the end of FY 2004. If not vested earlier, all LTI awards to participants who are otherwise qualified at that time, will then automatically vest.


D.       EXHIBITS

Examples of Long-
Term Incentive
Calculations:       Exhibit A

Chart of Officers'
Long-Term Incentive
Percentages:        Exhibit B

                  Examples of Long-Term Incentive Calculations


Annual Stock Option Grant Example:

Annual Grant
Formula:             (Annual Salary) x (LTI %)  x  (70%) =  Number of
                     -----------------------------------
                            (stock price) x (40%*)         Options granted

Example #1: VP #1 was eligible for the initial grant and received a cash award based on 60% of an annual salary of $150,000. The closing price of the stock the day before the grant was $20.50.

                    Option grant=($150,000) x (.60) x (.70)= 7,683 stock options
                    --------------------------------------
                             ($20.50) x (.40*)

* Black-Scholes factor, for this example 40%.

Cash Award Example:


Grant
Formula: (Annual Salary)x(LTI%)x(30%)x(5 years)x(Pro-ration factor, if any)= Adjusted Targeted Performance Cash Award

Example #1:         VP #1 was eligible for the initial grant and received a cash award based on 60% of an annual salary of $150,000.

                    Cash Award = ($150,000)x(.60)x(.30)x(5)x(1) = $135,000

Example #2 VP #2 became eligible for the long-term incentive plan in the 20th month (40 months left in the program period). The base salary and award percentage is the same as VP #1.

                    Cash Award = ($150,000)x(.60)x(.30)x(5)x(40/60) = $90,000









                                    EXHIBIT A

Special Non-Qualified Stock Option Example:

Grant
Formula:            (Annual Salary) x (LTI %) x (30%) x (5 years)
                     x (Pro-ration factor, if any)                = Number
                    ---------------------------------------------
                               stock Exercise Price               of Options

Example #1: VP #1 was eligible for the initial grant and received a cash award based on 60% of an annual salary of $150,000. The closing stock price (and therefore the stock Exercise Price) on the day prior to the grant date was $13.0625

                    Option grant = ($150,000)x(.60)x(.30)x(5)x(1) = 10,335
                                   ------------------------------  stock options
                                               $13.0625

Example #2 VP #2 became eligible for the long-term incentive plan in the 20th month (40 months left in the program period). The base salary and award percentage is the same as VP #1. The closing stock price (and therefore the stock Exercise Price) on the day prior to the grant date was $20.25

                    Option grant = ($150,000)x(.60)x(.30)x(5)x(40/60) = 4,444
                                   ----------------------------------   stock
                                                $20.25                  options

               Chart of Officers' Long-Term Incentive Percentages

The chart below shows the officer tiers that are eligible for long-term incentives and the appropriate long-term incentive award target as a percentage of salary.


                    Long Term Incentive as Percent of Salary

                                        Targeted
                                        Performance
                                        Cash Award
                       Annual           and Related
Officer Tiers       Stock Options       Options         Total
-------------       -------------       -----------     -----
Chairman                175%                75%          250%
President & COO         105%                45%          150%
SVP & General Counsel    84%                36%          120%
Operational VP's         42%                18%           60%
Other VP's             31.5%              13.5%           45%



Notes to Chart

1. The size of the long term incentive opportunity is based on competitive data.
2. Participants would receive 70% of their opportunity from annual stock options and 30% from the Targeted Performance Cash Award. In connection with the Targeted Performance Cash Award, a participant is also granted a one-time Special Non-Qualified Stock Option Grant to provide an opportunity for a greater award due to improved company financial performance.
3. The value of the annual options in this plan is determined using an appropriate, widely-used compensation methodology (such as Black-Scholes, for example).
4.   This chart is effective on and after September 1, 1999.













                                            EXHIBIT B

               Chart of Officers' Long-Term Incentive Percentages

The chart below shows the officer tiers that are eligible for long-term incentives and the appropriate long-term incentive award target as a percentage of salary.


                    Long Term Incentive as Percent of Salary
                                             Targeted
                                             Performance
                                             Cash Award
                               Annual        and Related
Officer Tiers              Stock Options     Options           Total
-------------              -------------     -----------       -----
Chairman; CEO                   175%            75%             250%
President & COO                 105%            45%             150%
CAO; SVP &
  General Counsel                84%            36%             120%
Divisional (and similar)
  Vice Presidents              52.5%          22.5%              75%
Operational VP's                 42%            18%              60%
Other VP's                     31.5%          13.5%              45%



Notes to Chart

5. The size of the long term incentive opportunity is based on competitive data.
6. Participants would receive 70% of their opportunity from annual stock options and 30% from the Targeted Performance Cash Award. In connection with the Targeted Performance Cash Award, a participant is also granted a one-time Special Non-Qualified Stock Option Grant to provide an opportunity for a greater award due to improved company financial performance.
7. The value of the annual options in this plan is determined using an appropriate, widely-used compensation methodology (such as Black-Scholes, for example).
8.   This chart is effective on and after August 4, 2001.











                                            EXHIBIT B